Exhibit 10.01

FIRST AMENDMENT TO
LOAN AGREEMENT

This First Amendment to Loan Agreement (this “Amendment”) is entered into as of May 9, 2005, by and between COMERICA BANK (“Bank”) and QAD INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan Agreement dated as of April 7, 2005, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       Section 6.2(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b)                           Within thirty (30) days after the last day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements, a Compliance Certificate certified as of the last day of the applicable quarter and signed by a Responsible Officer in substantially the form of Exhibit C hereto.”

2.                                       Section 7.6 of the Agreement hereby is amended and restated in its entirety to read as follows:

“7.6                           Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase stock in the aggregate cash amount of Thirty Million Dollars ($30,000,000) in any trailing four (4) quarter period (commencing from and after the Closing Date), and (ii) pay cash dividends not to exceed Two and One Half Cents ($0.025) per share per quarter; in each case, as long as an Event of Default does not exist prior to such repurchase or dividend, or would not exist after giving effect to such repurchase or dividend.

3.                                       Section 7.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“7.8                           Transactions with Affiliates.  Except as otherwise expressly permitted hereunder, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.”

4.                                       No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.                                       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.                                       Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.                                       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                 all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.                                       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

QAD INC.

By:	Mark Rasmussen

Title:	Vice President Tax and Treasurer

COMERICA BANK

By:	Bonnie Kehl

Title:	Senior Vice President